UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 7, 2021

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292		23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

77 East King Street,	P. O. Box 250	Shippensburg,	Pennsylvania	17257
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(717)	532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

Orrstown Financial Services, Inc. (the “Company”) announced that Sean Mulcahy, CPA, has been hired and named Chief Accounting Officer of the Company, effective June 7, 2021.
Mr. Mulcahy, 39, has 17 years of experience in accounting and financial reporting. Prior to his current position at the Company, Mr. Mulcahy was employed by Santander Bank, N.A., from 2011 through 2021, where he most recently served as Director of Regulatory Reporting since 2014. Prior to that, Mr. Mulcahy was employed as an auditor at PricewaterhouseCoopers, LLP from 2004 to 2011, where he focused on auditing financial institutions.
There are no arrangements or understandings between Mr. Mulcahy and any other persons pursuant to which he was appointed as the Principal Accounting Officer of the Company. There are no family relationships between Mr. Mulcahy and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

Date: June 8, 2021	By:	/s/ Neelesh Kalani
Neelesh Kalani Executive Vice President and Chief Financial Officer (Duly Authorized Representative)